Exhibit 3.1
Form SB-2
Ogden Golf Co. Corporation

                            ARTICLES OF INCORPORATION
                                       OF
                           OGDEN GOLF CO. CORPORATION

     The undersigned incorporators, desiring to form a corporation under the laws and constitution of the State of Utah, do hereby sign and deliver, in duplicate, to the Division of Corporations and Commercial Code of the State of Utah these Articles of Incorporation for Ogden Golf Co. Corporation (hereinafter referred to as the "Corporation"):

                                    ARTICLE I
                                      NAME

     The name of the Corporation shall be: Ogden Golf Co. Corporation

                                   ARTICLE II
                               PERIOD OF DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III
                                    PURPOSES

     The Corporation is organized for the purchase conducting any lawful business for which a corporation may be organized under the Utah Revised Business Corporation Act.

                                   ARTICLE IV
                                AUTHORIZED SHARES

     The Corporation is authorized to issue a total of 105,000,000 shares, consisting of 100,000,000 shares of common stock, no par value per share (hereinafter referred to as "Common Stock"), and 5,000,000 shares of preferred stock, no par value per share (hereinafter referred to as "Preferred Stock").

     The board of directors is vested with the authority to fix and determine the powers, qualifications, limitations, restrictions, designations, rights, preferences, or other variations of each class or series within each class which the Corporation is authorized to issue. The above-described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the board of directors sees fit.

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                                    ARTICLE V
                  NON-ACCESSIBILITY FOR DEBTS OF CORPORATION

     After the amount of the subscription price, the purchase price, or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

                                   ARTICLE VI
                              NO CUMULATIVE VOTING

     Except as may otherwise be required by law, these articles of incorporation, or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to Article IV of these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of Common Stock shall have one vote per share of Common Stock held. Cumulative Voting on the election of directors or on any other matter submitted to the stockholders shall not be permitted.

                                   ARTICLE VII
                              NO PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series of any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock carrying any right to purchase stock may be issued and disposed of pursuant to an appropriate resolution of the board of directors to such persons, firms, corporations, or associations and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                  ARTICLE VIII
                   TRANSACTIONS WITH OFFICERS AND DIRECTORS

     No contract or other transaction between the Corporation and any other person or business shall be affected by the fact that a director or officer of the Corporation has an interest in, or is a director or officer of, or employee of, such other person or business. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of the Corporation or any transaction in which the Corporation is a party or has an interest. Each person who is not or who may become an officer or director of the Corporation is hereby relieved from liability that he or she might otherwise incur in the event such officer or director contracts with the Corporation, individually or in behalf of another person or business, in which he or she may have an interest, provided;

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          (a) Such officer or director acts in good faith, and

          (b) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

                                   ARTICLE IX
              INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

     The Corporation shall indemnify each director and officer of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of the fact that he is or was a director or officer of the Corporation, to the full extent permitted by the laws of the State of Utah now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     The Corporation may indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which such person may be made a party by reason of such person being, or having been, a director, officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the State of Utah now existing or as such laws may hereafter be amended.

                                    ARTICLE X
                        LIMITATION ON DIRECTORS LIABILITY

     To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

                                   ARTICLE XI
                         NO LIMITATIONS ON VOTING RIGHTS

     To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends, terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of Common Stock registered in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercises of voting power over any specific fraction of the shares of Common Stock of the

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Corporation  issued and  outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation.

                                   ARTICLE XII
                      PRINCIPAL OFFICE AND REGISTERED AGENT

     The address of the Corporation in the State of Utah is 3514 North 375 East, North Ogden, UT 84414. The name and address of the Corporation's initial resident agent is Paul Larsen.

     Either the principal office or the registered agent may be changed in the manner provided by law.

                                  ARTICLE XIII
                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the State of Utah; and all rights conferred herein on stockholders are granted subject to this reservation.

                                   ARTICLE XIV
                        ADOPTION AND AMENDMENT OF BYLAWS

     The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with these articles of incorporation and the laws of the State of Utah now or hereafter existing.

                                   ARTICLE XV
                                 GOVERNING BOARD

     The governing board of the Corporation shall be known as the "board of directors." The board of directors must have at least one director, but not more than nine directors or as otherwise specified in its bylaws or directors' resolutions.

     The names and addresses of the persons who are to serve as directors until the first annual meeting of the stockholders and until such persons' successor are elected and shall qualify is as follows:

      NAME                          ADDRESS

      Paul Larsen                   3514 North 375 East, Ogden, UT  84414

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                                   ARTICLE XVI
                            POWERS OF GOVERNING BOARD

     The governing board of the Corporation is specifically granted by these articles of incorporation all powers permitted to be vested in the governing board of a corporation by the applicable provisions of the laws of the State of Utah now or hereafter existing.

                                  ARTICLE XVII
                                  INCORPORATORS

     The name and mailing address of the incorporators signing these articles of incorporation is as follows:

      NAME                          ADDRESS

      Paul Larsen                   3514 North 375 East, Ogden, UT  84414

     The undersigned, being the incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring and certifying that the facts contained herein are true.

      DATED this 10th day of May, 2000.


                                          /s/ Paul Larsen, Incorporator

                            CERTIFICATE OF ACCEPTANCE
                       OF APPOINTMENT BY REGISTERED AGENT

     IN THE MATTER OF OGDEN GOLF CO. CORPORATION, Paul Larsen, hereby certifies that on the ____ day of May 2000, he accepted appointment as Resident Agent of the above-entitled corporation.

     Furthermore, that the principal office of the Corporation in this State is located at 3514 North 375 East, Ogden, UT 84414.

     IN WITNESS WHEREOF he has hereunto set his hand this ____ day of May, 2000.

                                          By:  /s/ Paul Larsen, Registered Agent

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